EXHIBIT 5.3

Principal Officers:

Harry Jung, P. Eng.
President, C.E.O.
Dana B. Laustsen, P. Eng.
Executive V.P., C.O.O.
Keith M. Braaten, P. Eng.
Executive V.P.

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.
Jodi L. Anhorn, P. Eng.
Neil I. Dell, P. Eng.
David G. Harris, P. Geol.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT

TO:         UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE:          CENOVUS ENERGY INC. - REGISTRATION STATEMENT ON FORM F-9

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Cenovus Energy Inc.’s petroleum and natural gas reserves as at December 31, 2009, in the registration statement on Form F-9 of Cenovus Energy Inc.

Sincerely,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Harry Jung
Harry Jung, P. Eng.
President & CEO
Calgary, Alberta

June 29, 2010

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com